EXHIBIT 10.22

AMENDMENT TO COLLABORATION AGREEMENT

THIS AMENDMENT (the "Amendment") is made effective as of January 1, 2014 (the "Effective Date"), by and between the Ontario Brain Institute ("OBI"), Behaviour Neurological Applications and Solutions ("Company"), and The Hospital for Sick Children ("Hospital"), located at 555 University Avenue, Toronto, Ontario, Canada (collectively, the "Parties").

WHEREAS the Parties entered into a Collaboration Agreement as of December 8, 2011, relating to a Project entitled: "Development of a software based treatment program for ADD/ADHD in children";

AND WHEREAS the Parties wish to amend the Collaboration Agreement as set out herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree to the following terms and conditions:

1.1 As of the effective date of this Amendment, Jennifer Crosbie shall replace Russell Schachar as the Investigator. Accordingly, Section 2.1 of the Collaboration Agreement shall be revised by adding the following sentence at the end of the existing provision: "The parties acknowledge and agree that as of January 1, 2014, Dr. Russell Schachar shall be replaced by Dr. Jennifer Crosbie, who shall thereafter serve as the Investigator and shall have primary responsibility for overseeing the Hospital's role in the Project. Dr. Russell Schachar will continue to participate in the Project."

1.2 Sections 3.2, 3.3, and 3.4 of the Colaboration Aggreement shall be deleted and replaced with the following clauses, with retroactive effect to the Effective Date of the Colaboration Agreement:

3.2 All rights and title to Project Intellectual Property shall belong solely and exclusively to Hospital. The Hospital shall retain such ownership of Project Intellectual Property for the duration of the Contribution Agreement. Notwithstanding the applicable patent or other intellectual property laws in any jurisdiction, none of the parties may commercially exploit any Project Intellectual Property except as specifically provided for in Section 4.

3.3 Each party shall promptly notify the other party of any Project Intellectual Property that is created during the term of this Agreement. Within 90 days of becoming aware of the creation of Project Intellectual Property, a party shall provide a written notice to the other party providing a detailed description of the Project Intellectual Property. The Hospital shall ensure that appropriate steps are taken to protect the Project Intellectual Property and shall, upon request, provide information to the Company, OBI, and FedDev in this regard.

Hospital may elect to file one or more Patents relating to such Project Intellectual Property, in which case Hospital shall promptly prepare, file, and prosecute such Patents in such jurisdictions as Hospital determines in the name of Hospital. Hospital shall bear all costs incurred in connection with the preparation, filing, prosecution, and maintenance of such Patents.

3.4 Hospital shall promptly provide Company with copies of any issued Patents, as well as related serial numbers and filing dates.

1.3 Except as specifically revised by this Amendment, the Collaboration Agreement remains unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first written above.

THE HOSPITAL FOR SICK CHILDREN: By: /s/ Ramune Pleinys Name: Ramune Pleinys Title: Executive Director Date:__________________	BEHAVIOUR NEUROLOGICAL APPLICATIONS AND SOLUTIONS: By: /s/ Scott Woodrow Name: Scott Woodrow Title: President Date: ____________________

ONTARIO BRAIN INSTITUTE: By: /s/ Donald Stuss Name: Donald Stuss Title:President and Scientific Director Date: ____________________	Read and Acknowledged By: By:/s/ Russell Schachar Russell Schachar, MD Date: ___________________

I hereby acknowledge that I have read and understand the content of this Amendment and the Collaboration Agreement and understand the scope of my role in the Project as described in Appendix A

/s/ Jennifer Crosbie

Jennifer Crosbie, Ph.D., C. Psych.

 Date: _________________